                                                                    Exhibit 10.1

                          LEASE MODIFICATION AGREEMENT

This Lease Modification Agreement ("Agreement"), effective as of March 29, 1997 is made by and between Aaron D. Spencer ("Landlord") and Uno Restaurants, Inc ("Tenant").

         WHEREAS, Aaron D. Spencer and Uno Restaurants, Inc. entered into a lease ("Lease") dated March 30, 1987; and

         WHEREAS, said Lease was modified on November 17, 1992; and

         WHEREAS, Landlord and Tenant desire to extend the Term of the Lease under the same terms and conditions, except as modified herein.

         NOW THEREFORE, in consideration of mutual promises made by and between the parties, said Lease is extended and modified as follows:

1.       The  Recital Section of the Lease  is modified as follows:

                  (a) On the fifth line of the Recital section, after the word "Massachusetts" insert "02116".

                  (b) On the fifth line of the Recital section, delete the number "20,000" and insert "21,164" in its place.

                  (c) On the seventh line of the Recital section, delete the words "and roof thereof,"

                  (d) On the seventh line of the Recital section, delete the comma after the word ("Premises") and insert a period in its place and delete the words "together with the.............and elevators, if any."

                  (e) Insert the following paragraph after the first paragraph of the Recital section: "The Premises contains hallways, foyers, corridors, stairways, restrooms, entry/exit ways, and an elevator which shall be considered to be common areas ("Common Area") for the nonexclusive use by Landlord, Tenant, subtenants, customers, invitees, contractors, guests, prospective mortgagees and prospective buyers. Furthermore, Common Area includes the roof areas of the Premises for the exclusive use of the Landlord and Tenant."

2. Section 1 of the Lease is hereby deleted and the following is substituted in its place:

                  "TERM:

                  (a) The term ("Term") of this Lease is hereby extended for a period of fifteen (15) years commencing on March 30, 1997 and shall terminate on March 29, 2012, unless sooner terminated as provided herein.

                  (b) Provided Tenant is not in default of its obligations under this Lease beyond any applicable cure period, Tenant shall have the right to extend the Term of the Lease for two (2) successive periods of five (5) years each ("Option Periods") under the same terms, provisions, and conditions as those in the Term except for Minimum Rent. In order to exercise an Option Period, Tenant shall notify Landlord on the later to occur of (a) 6 months prior to the expiration of the Term or Option Period; or (b) within 14 business days after receipt of an option notice ("Option Notice") from Landlord. An Option Notice is a notice from Landlord given no earlier than one (1) month prior to the end of the then current Term or Option Period notifying Tenant that the Term or Option Period is about to expire."

3.       Section 2 of the Lease is amended as follows:

                  (a)      Delete the last sentence of the Section starting with
                           "Tenant shall also............as Tax Rent."

                  (b)      Schedule A of the Lease is amended by deleting
                           Section 1 and 2 and substituting the following in its place:


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

                           "INITIAL TERM    ANNUAL BASE RENT  MONTHLY BASE RENT
                           3/30/97-3/29/02   $162,000.00        $13,500.00
                           3/30/02-3/29/07    186,300.00         15,525.83
                           3/30/07-3/29/12    214,245.00         17,853.75

                           Option Periods:

                           3/30/12-3/29/17    246,382.00         20,531.83
                           3/30/17-3/29/22    283,339.00         23,611.58"

4. The heading for Section 3 of the Lease is modified so that it reads as follows:

                  "TAXES, OPERATING COSTS AND COMMON AREA EXPENSES:"

5. The first paragraph of Section 3 of the Lease hereby deleted and the following is substituted in its place:

                  "Tenant shall pay, directly to the governmental authority in which the Premises is located, all real estate taxes and all personal property taxes ("Taxes") imposed upon the Premise."

6.                Insert the following at the end of the second paragraph of
                  Section 3 of the Lease: "Landlord shall cooperate with Tenant to allow Tenant to institute any abatement proceedings seeking a reduction or adjustment of real estate taxes. Such abatement shall be at Tenant's sole cost and expense."

7. The last paragraph of Section 3 of the Lease is hereby deleted in its entirety and the following is substituted in its place:

                  "Tenant shall be responsible for providing and paying any and all operating expenses ("Operating Expenses") and Common Area Maintenance Costs ("CAM") (including but not limited to structural repairs as provided in Section 7 of the Lease and utilities as provided in Section 6 of the Lease for all reasonable and ordinary repairs and maintenance to the Premises and land. Such Operating Expenses and CAM shall cover all of the mechanical, electrical, elevator and utility systems, as well as any structural components of the Premises. Notwithstanding, Tenant's expenditures for capital improvements to the Premises is hereafter subject to an annual cap on such expenditures as stated in Section 10 of this Agreement. Tenant may charge subtenants additional rent for their prorata share of Taxes, Operating Expenses, and CAM for the Premises. Notwithstanding, Tenant may require subtenants in the office spaces to perform ordinary and reasonable repairs and maintenance within the subleased offices at the subtenants' sole cost and expense."

8.       Section 4 of the Lease is modified as follows:

                  Delete the period after the word "law" and insert a comma in its place and add the words "including but not limited to subleasing the office suites on the second through the sixth floor of the Premises."

9. At the end of the Section 6 of the Lease, insert the following paragraph:

                  "Tenant may charge subtenants additional rent for their prorata share of utilities for the Common Areas of the Premises. Notwithstanding, the subtenant spaces are separately metered for electric lights, power and heating, ventilating and air conditioning and each subtenant is responsible for such costs incurred."

10. At the end of the Section 7 of the Lease, insert the following paragraphs:

                  "Notwithstanding the above paragraph, during the period of March 30, 1997 through March 29, 2002, Tenant's maximum responsibility for capital improvements ("Improvements"), as defined by Generally Accepted Accounting Principles, to the


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

                  Premises shall be limited to the first $50,000.00 for each year for any such Improvements required for the Premises and Landlord shall be responsible for any Improvements in excess of $50,000.00 for each year. During the period of March 30, 2002 through March 29, 2007, Tenant's maximum responsibility for Improvements shall be limited to the first $25,000.00 for each year for any such Improvements required for the Premises and Landlord shall be responsible for all such Improvements in excess of $25,000.00 for each year. During the period of March 30, 2007 through March 29, 2012 and the Option Periods, Tenant's maximum responsibility for any Improvements shall be negotiated but in no event shall Tenant's maximum responsibility exceed $25,000.00 for each year. Notwithstanding the foregoing, Tenant's total obligation for Improvements, shall be cumulative throughout the Term of the Lease including any Option Periods, and any amounts not expended for such Improvements shall be carried forward to succeeding years. By way of example:

                           Assume that in the first year, Tenant's required obligation for Improvements is $50,000. Tenant expends a total of only $30,000. The difference of $20,000 shall be carried forward to the second year. If in the second year, Improvements are $75,000, then Tenant shall be required to pay only $70,000 ($20,000 from the previous year plus $50,000 for the second year. Conversely, if Tenant's Improvements in the second year were only $60,000, Tenant would be required to pay that amount in full and would, therefore carry the remaining $10,000 over to the third year and so on.

11. In Section 23 of the Lease, delete the entire subsection titled "Premises" and substitute the following in its place:

                  "Premises:        The entire first floor and basement space in
                                    the building located at 727-731 Boylston
                                    Street, containing approximately 7,129
                                    square feet of space, together with
                                    appurtenant rights to all common areas,
                                    entrances, elevators, and roof areas
                                    necessary for Tenant's full enjoyment of the Premises.

12. In Section 23 of the Lease, delete the entire subsection titled "Base Rent" and substitute the following in its place:

                  "Base Rent:       Upon Commencement of a new lease as provided
                                    for herein, the Base Rent for the new five year term, depending upon the termination date of the existing Lease shall be as follows if terminated during the period:

                                    4/1/97-3/31/02 Base Rent shall be
                                    $180,000.00

                                    4/1/02-3/31/07 Base Rent shall be
                                    $207,000.00

                                    4/1/07-3/31/12 Base Rent shall be
                                    $238,000.00.

                                    Base Rent in Option Periods:

                                    Base Rent in the first Option Period shall be 15% above the then current rent. Base Rent for the second Option Period shall be 15% above that paid in the first Option Period.

                                             By way of example, if the Landlord
                                             exercises its right to terminate
                                             the Lease in July, 2004, Base Rent
                                             for the first five year period of
                                             the new lease would be $207,000.
                                             Base Rent in the first Option
                                             Period would then be $238,050.00
                                             and in the second Option Period
                                             Base Rent will be $273,758.00

13.      At the end of Section 24 of the Lease insert the following:

                  "In the event of termination of the Lease as provided in
                  Section 23, all subleases by and


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

                  between Tenant/Sublessor, Uno Restaurants, Inc. and subtenants listed on Schedule B and any subleases hereafter entered into shall be assigned by Tenant/Sublessor, Uno Restaurants, Inc., to any successor landlord and such successor landlord agrees to recognize, acknowledge, and abide by the terms of those subleases.

14. The existing Schedule B is hereby replaced by a new Schedule B attached hereto and made a part hereof.

Except as modified by this Agreement, the Lease and all terms therein are reaffirmed and ratified by the parties.

To signify agreement with the foregoing Agreement, Landlord and Tenant have executed this instrument under seal.

LANDLORD:                              TENANT:
AARON D. SPENCER                       UNO RESTAURANTS, INC.

By: /s/  Aaron Spencer                 By: /s/  Robert M. Vincent
    ----------------------------           ---------------------------------
Its:  Owner                            Its: Sr. Vice President
    ----------------------------           ---------------------------------
Date:   1/24/2000                      Date:   1/24/2000
    ----------------------------           ---------------------------------


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

                                   SCHEDULE B
                          SCHEDULE OF EXISTING TENANTS
                           AT 727-731 BOYLSTON STREET

SPACE/SUITE                                          TENANT
------------------------                    ---------------------------------------
First floor/Basement                        Uno Restaurants, Inc.
Second floor - 2A                           Shock Waves Internet, Inc.
Second floor - 2B                           TLIC Worldwide, Inc.
Second floor - 2C                           Advanced Communications, Inc.
Third floor - 3A                            Interior Design Associates of Boston, Inc.
Third floor - 3B                            Hospitality Executive Search, Inc.
Third floor - 3C                            In Touch, Dawn Gilliland, Eric Gillil and
Third floor - 3D                            Gerado Pastore, Jerry's Tailoring
Fourth floor - 4A                           vacant
Fourth floor - 4B                           Urban Medical Resources, Inc.
Fourth floor - 4C                           Douglas Deville, Philip Levinson, and Margaret Magraw
Fifth floor - 5A                            Language Institute of America, Inc.
Fifth floor - 5B                            Esmond Harmsworth
Fifth floor - 5C                            Terranet, Inc.
Sixth floor - 6                             American Independent Medicals, Inc.


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